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                                                                      EXHIBIT 21

                         EDO CORPORATION'S SUBSIDIARIES

                               ACTIVE SUBSIDARIES

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                                                 STATE OR COUNTRY OF
                                                   INCORPORATION OR                    NAMES UNDER WHICH
                 SUBSIDIARY                           ORGANIZATION                  SUBSIDIARY DOES BUSINESS

AIL Technologies Inc.                         Delaware

AIL Systems Inc. (owned by AIL                Delaware                      EDO Technical Services Operations
Technologies Inc.)                                                          EDO Electronic Systems Group

Darlington Inc.                               Delaware                      Darlington of Virginia, Inc.

EDO Artisan Inc.                              New Jersey

EDO Communications and
Countermeasures Systems Inc.                  California

EDO MBM Technology Limited                    United Kingdom

EDO MTech Inc.                                Pennsylvania                  EDO M. Tech

EDO Professional Services Inc.                Virginia                      Advanced Engineering & Research
                                                                            Associates Which Will Do Business In
                                                                            California As Virginia AERA, Inc
                                                                            AERA Incorporated
                                                                            AERA, Inc.

EDO Reconnaissance and                        Delaware                      EDO Communications and
Surveillance Systems, Inc.                                                  Countermeasures Systems

EDO Rugged Systems Limited                    United Kingdom

EDO (UK) Limited                              United Kingdom

EDO Western Corporation                       Utah                          EDO Electro-Ceramic Products

Specialty Plastics, Inc.                      Louisiana                     EDO Specialty Plastics
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